UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

QUAMTEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31757	90-0781437
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14911 Quorum Drive, Suite 140
Dallas, Texas  75254
(Address of principal executive offices, including zip code)

(972) 361-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 11, 2012, the Board of Directors (the “Board”) of Quamtel, Inc. (the “Company”) appointed Leo Hinkley as a member of the Board.  Mr. Hinkley was appointed to fill an existing vacancy on the Board and will serve until the next annual meeting of shareholders of the Company or until his successor is duly elected and qualified.

For Mr. Hinkley’s services on the Board, the Company has agreed to the following compensation package:  Cash compensation of $10,000 per year increasing to $25,000 per year once the Company reaches 25,000 subscribers; and a restricted stock option to purchase 180,000 shares of the Company’s common stock vesting over time.

Mr. Hinkley has been an active member of the investor relations (IR) profession, investment industry, and Wall Street community for approximately 28 years and has been registered with or a member of the Securities and Exchange Commission, National Association of Securities Dealers, National Futures Association, Commodity Futures Trading Commission, the Florida Department of Banking and Finance, the Florida Bankers Association, Florida Association of School Business Officials, and the National Investor Relations Institute.  In the course of his career, he has worked with research analysts and portfolio managers from many of the largest financial and investment institutions worldwide.

He joined BankAtlantic Bancorp (NYSE: BBX) and the BFC Financial Corporation (BFCF.PK) group of companies in August 2000 and serves as IRO for both.  For a number of years during this period he also served as IRO of Levitt Corp (NYSE: LEV), the parent of Levitt and Sons - America's oldest homebuilder.  From 1997 through 2000, Mr. Hinkley served as Investor Relations and Corporate Communications Director for large market cap ECI Telecom (NASDAQ: ECIL), a global provider of advanced telecom and data solutions to leading carriers and service providers worldwide.  Headquartered in Israel, ECI pioneered technologies for global networks including voice compression, SDH, DSL, Broadband Access, Optical Networking, and VOIP solutions.

Mr. Hinkley serves on the Board of Directors of the Broward County Crime Commission, is a member of the Fraternal Order of Police, and has been inducted into the Who's Who in Leadership in the United States, the Who's Who in International Business in Florida and Miami, and Business Leader’s Mover & Shakers Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quamtel, Inc.

Date: June 19, 2012	By:	/s/ Stuart Ehrlich
Name: Stuart Ehrlich
Title: Chief Executive Officer